SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

DIGITAS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.
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(4)	Date Filed:

800 Boylston Street

Boston, Massachusetts 02199

April 4, 2002

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Digitas Inc. (“Digitas” or the “Company”) to be held on Thursday, May 15, 2003, at 9:00 A.M. local time, at the Company’s headquarters on the eighteenth floor of the Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199.

The Annual Meeting has been called for the purpose of (i) electing three Class III directors for a three-year term and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed Thursday, March 20, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors of Digitas recommends that you vote “FOR” the election of each nominee of the Board of Directors as directors of the Company.

Please use this opportunity to take part in the affairs of Digitas. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy or vote electronically via the Internet or by telephone.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Digitas.

Sincerely,

David W. Kenny

Chairman of the Board of Directors

and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 15, 2003

Notice is hereby given that the Annual Meeting of Stockholders of Digitas Inc. (the “Company”) will be held on Thursday, May 15, 2003, at 9:00 A.M. local time, at the Company’s headquarters on the eighteenth floor of the Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 (the “Annual Meeting”) for the purpose of considering and voting upon:

1.	The election of three Class III directors to hold office until the Company’s 2006 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 20, 2003 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of Common Stock at 5:00 P.M. local time on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE–PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT BOSTON TIME ON MAY 14, 2003. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

By Order of the Board of Directors

Thomas M. Lemberg

Secretary

Boston, Massachusetts

April 4, 2003

800 Boylston Street

Boston, Massachusetts 02199

(617) 867–1000

Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 15, 2003

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 15, 2003, at 9:00 A.M. local time, at the headquarters of Digitas Inc. (the “Company”) on the eighteenth floor of the Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 4, 2003.

Information about the Annual Meeting

Who Can Vote

Stockholders of record at the close of business on March 20, 2003 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of March 20, 2003, there were 63,698,681 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Voting by Proxy

All of the Company’s stockholders may vote by mail or in person at the Annual Meeting. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, properly executed proxies will be voted “FOR” the election of each nominee for director listed in this proxy statement.

Most of the Company’s stockholders may also vote their shares by telephone or by using the Internet. If you vote by telephone or by using the Internet, you do not need to return your proxy card. The instructions for voting by telephone or by using the Internet can be found with your proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revoking a Proxy

The Board of Directors is not aware of any other issue which may properly be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

You may revoke your proxy at any time before it is voted on any matter by voting in person at the Annual Meeting or at any time prior to the meeting:

•	By delivering a written notice to the Secretary of the Company;

•	By delivering an authorized proxy with a later date;

•	By attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy); or

•	By voting by telephone or over the Internet.

Number of Votes

All stockholders have one vote per share of Common Stock held. Holders of the Company’s Common Stock are not entitled to vote cumulatively for the election of directors.

Quorum

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary power to vote such shares) will be counted for the purpose of determining whether a quorum is present for the transaction of business at the meeting.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These “non-voted shares” will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares will be considered present and entitled to vote for other purposes, including to determine whether a quorum is present at the meeting. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the Annual Meeting. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors).

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify stockholders are independent and are not employees of the Company.

Proposal 1—Election of Directors (Item 1 on Proxy Card)

The Company’s Board of Directors is divided into three classes, with members of each class holding office for three-year terms, with one class being elected at each annual meeting. There are currently two Class I directors, whose term of office will continue until the 2004 annual meeting of stockholders, two Class II directors, whose term of office will continue until the 2005 annual meeting of stockholders, and three Class III directors, whose term of office will continue until the 2003 annual meeting of stockholders (in all cases, subject to the election and qualification of their successors or their earlier death, resignation or removal).

At the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares represented by each properly executed proxy for the election of Gregor S. Bailar, Michael E. Bronner and Philip U. Hammarskjold as Class III directors, unless authority to vote for the election of the nominee is withheld by marking the proxy to that effect. Messrs. Bailar, Bronner and Hammarskjold are currently directors of the Company. Your proxy cannot be voted for a greater number of directors than three, the number of nominees named by the Board of Directors.

The Class III directors elected will hold office until Digitas’ annual meeting of stockholders to be held in 2006 and until their successors are elected and qualified. Each nominee has indicated his willingness to serve, if elected; however, if the nominee should be unable or unwilling to stand for election, the person acting under the proxy may vote the shares represented by each properly executed proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected.

Vote Required for Approval

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of each nominee as a director of the Company.

Information Concerning Directors

All of the Company’s directors are listed below with their principal occupation and business experience for the past five years, the names of other publicly held companies of which they serve as a director, and their age and length of service as a director of the Company.

NOMINEES FOR TERM EXPIRING IN 2006 (CLASS III DIRECTORS)

Gregor S. Bailar, Age 39, Director since 2001

Executive Vice President and Chief Information Officer, CapitalOne Financial Corp.

Mr. Bailar joined CapitalOne Financial, a financial services company, in November 2001 as Executive Vice President and Chief Information Officer, and is responsible for all technology activities for CapitalOne’s businesses globally. Prior to joining CapitalOne, Mr. Bailar served as Chief Information Officer and Executive Vice President for Operations and Technology for the National Association of Securities Dealers/The Nasdaq Stock Market, from January 1998 until October 2001. From May 1997 until January 1998, Mr. Bailar was Managing Director and Vice President of Advanced Development, Global Corporate Banking, for Citicorp N.A. Mr. Bailar served as Chief Technology Architect and Director of Enterprise Technology, and Division Executive of Global Relationship Banking for Citicorp, N.A. from May 1994 to April 1997. He holds a degree in Electrical Engineering and Computer Science from Dartmouth College. He also serves on the board of directors for Red Oak Software.

Michael E. Bronner, Age 43, Director since 1980

Founder and Chairman, Upromise, Inc. (a college savings network)

Mr. Bronner is Founder and Chairman of Upromise, Inc., a college savings network. He also founded Digitas Inc. in 1980, serving as its Chief Executive Officer until September 1997 and as its Chairman until January 1999. He is the Chairman Emeritus of Digitas.

Philip U. Hammarskjold, Age 38, Director since 1999

Managing Director, Hellman & Friedman LLC (private equity investment firm)

Mr. Hammarskjold joined Hellman & Friedman LLC in 1992, became a partner in January 1996, and has served as a Managing Director of Hellman & Friedman LLC since January 1998. He holds a B.S.E. from Princeton University and an M.B.A. from Harvard Business School. He also serves on the board of directors of Upromise, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2004 (CLASS I DIRECTORS)

John L. Bunce, Jr., Age 44, Director since 1999

Managing Director, Hellman & Friedman LLC (private equity investment firm)

Mr. Bunce joined Hellman & Friedman LLC in 1988 and became a Managing Director of that entity in 1990. He holds a B.A. from Stanford and an M.B.A. from Harvard Business School. He also serves on the boards of directors of National Information Consortium, a provider of Internet services to government entities, Western Wireless Corporation, an operator of cellular telephone systems, Arch Capital Group Limited, an insurance company, and several privately held entities.

David W. Kenny, Age 41, Director since 1997

Chairman and Chief Executive Officer of Digitas

Mr. Kenny joined the Company as Vice Chairman in January 1997. He was named Chief Executive Officer in September 1997 and Chairman in January 1999. From 1991 to 1997, Mr. Kenny was a partner at Bain & Company, a strategy consulting firm, and was named to its Policy Committee in 1995. He holds a B.S. degree from the General Motors Institute (now Kettering University) and an M.B.A. from Harvard Business School. Mr. Kenny also serves as a director of The Corporate Executive Board and as a director of Teach for America.

DIRECTORS WHOSE TERMS EXPIRE IN 2005 (CLASS II DIRECTORS)

Patrick J. Healy, Age 36, Director since 1999

Managing Director, Hellman & Friedman LLC (private equity investment firm)

Mr. Healy has been employed by Hellman & Friedman LLC since 1994 and has served as a Managing Director since January 1999. He holds an A.B. from Harvard College and an M.B.A. from Harvard Business School.

Arthur Kern, Age 56, Director since 1999

Private Investor

Prior to investing in media and marketing services companies, Mr. Kern was co-founder and Chief Executive Officer of American Media, a group owner of commercial radio stations sold to AMFM (now part of Clear Channel Communications) in 1994. He holds a B.A. from Yale University. He also serves on the board of directors of Yahoo!, Inc., a global Internet company.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees as directors of the Company.

Committees of the Board of Directors

The Board of Directors of the Company held seven meetings in 2002. During 2002, each of the directors attended at least 75 percent of the total number of meetings of the Board and of the committees of the Board for which he or she was a member, except Orit Gadiesh who attended 50 percent of the of meetings of the Board and of the committees of the Board of which she was a member that were convened prior to the expiration of her term on May 16, 2002. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and an Executive Committee (the “Executive Committee”).

From January 1, 2002 through January 9, 2002, the Audit Committee consisted of Philip Hammarskjold, its chairman, Orit Gadiesh and Art Kern. On January 10, 2002, Gregor Bailar was appointed as a member of the Audit Committee. On May 16, 2002, Orit Gadiesh ceased to be a member of the Audit Committee with the expiration of her term as a director. Since May 16, 2002, the Audit Committee has consisted of Philip Hammarskjold, Gregor Bailar and Arthur Kern. The Board of Directors has determined that Messrs. Bailar and Kern are “independent” as defined in the National Association of Securities Dealers’ listing standards. Mr. Hammarskjold is not independent under those standards because he is a Managing Director of Hellman & Friedman LLC, an affiliate of Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. which beneficially owned, in the aggregate, approximately 31,358,723 shares, or approximately 49% of the Company’s Common Stock as of March 20, 2003. However, the Board of Directors of the Company, including the independent directors, has determined, as required by the NASD’s rules, that exceptional and limited circumstances exist, and that Mr. Hammarskjold’s service on the Audit Committee is required by the best interests of the Company and its stockholders. The reasons for the Board’s determination include the fact that Mr. Hammarskjold has served on the Company’s Audit Committee since its formation in December 1999 and as a director of the Company since December 1999, and, as a result, he has unique and significant knowledge about the Company’s business and operations, Mr. Hammarskjold is sophisticated in financial matters and he has significant knowledge in the Company’s industry. The Audit Committee held five meetings in 2002. The Audit Committee provides advice and assistance regarding accounting, auditing, and financial reporting practices of the Company. Each year, it recommends to the Board a firm of independent public accountants to serve as the Company’s auditors. The Audit Committee reviews with such auditors the scope and results of their audit, fees for services, and independence in servicing the Company. The Audit Committee also periodically reviews the Company’s accounting policies and internal accounting controls.

From January 1, 2002 to March 4, 2002, the Compensation Committee consisted of Arthur Kern, its chairman, Patrick Healy and Orit Gadiesh. On March 5, 2002, Gregor Bailar was appointed as a member of the Compensation Committee. On May 16, 2002, Orit Gadiesh ceased to be a member of the Compensation Committee with the expiration of her term as a director. Since May 16, 2002, the Compensation Committee has consisted of Art Kern, Gregor Bailar and Patrick Healy. The Compensation Committee held five meetings in 2002. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the amount and type of consideration to be paid to senior management, administering the Company’s stock plans and establishing general policies relating to the compensation and benefits of employees. The Compensation Committee also recommends compensation policies and amounts for the Board of Directors. Members of the Compensation Committee conferred regularly with the Chief Executive Officer and the Chief People Officer on issues of incentive compensation and recruiting, and have directly supported selection and recruiting efforts for key individuals.

The Executive Committee, whose members are David Kenny and Philip Hammarskjold, held one meeting in 2002. Between regularly scheduled meetings of the Board of Directors, the Executive Committee is vested with all powers and authority of the Board of Directors in the management of the business and affairs of the Company that may lawfully be delegated to a committee of the Board of Directors under Delaware law.

Compensation of Directors

Company employees are not compensated for serving on the Board of Directors or committees of the Board. Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending the meetings of the Board of Directors but do not currently receive a fee for their service as directors.

Non-employee directors are eligible to participate in the Company’s 2000 Stock Option and Incentive Plan. Since their election to the Board of Directors, the Company has granted to each of Messrs. Bronner and Kern non-qualified options to purchase 176,000 shares of the Company Common Stock. Of these options, 156,000 were granted to Mr. Kern on June 1, 1999, have an exercise price of $2.52 per share and became exercisable in full on June 1, 2002. The 156,000 options granted to Mr. Bronner were granted on December 2, 1999, have an exercise price of $8.75 per share and became exercisable in full on December 2, 2002. An additional 10,000 options were granted to each of Messrs. Bronner and Kern on March 1, 2001 at an exercise price of $4.9375 per share and become exercisable in full on March 1, 2004, regardless of whether such individuals are serving as directors of the Company at that time. An additional 10,000 options were granted to each of Messrs. Bronner and Kern on January 2, 2002 at an exercise price of $3.90 per share and become exercisable in full on January 2, 2005, regardless of whether such individuals are serving as directors of the Company at that time.

The Company has granted Mr. Bailar non-qualified options to purchase 40,000 shares of Company Common Stock. Of these options, 30,000 were granted to Mr. Bailar on November 14, 2001, have an exercise price of $2.19 per share and become exercisable in full on November 14, 2004, regardless of whether he is serving as a director of the Company at that time. Mr. Bailar was granted an additional option to purchase 10,000 shares of Company Common Stock on January 2, 2002 at an exercise price of $3.90 per share and become exercisable in full on January 2, 2005, regardless of whether Mr. Bailar is still serving as a director of the Company at that time.

Orit Gadiesh served as a member of the Board of Directors until the expiration of her term on May 16, 2002. Since her election to the Board of Directors, the Company granted Ms. Gadiesh non-qualified options to purchase 166,000 shares of Company Common Stock. Of these options, 156,000 were granted to Ms. Gadiesh on June 1, 1999, have an exercise price of $2.52 per share and became exercisable in full on June 1, 2002. An additional 10,000 options were granted to Ms. Gadiesh on March 1, 2001 at an exercise price of $4.9375 per share and become exercisable in full on March 1, 2004, regardless of whether she is serving as a director of the Company at that time.

Executive Officers

The names and ages of all executive officers of the Company and, unless previously set forth above, the principal occupation and business experience for at least the last five years for each are set forth below.

Name	Age	Position
David W. Kenny	41	Chairman and Chief Executive Officer
Jeffrey J. Cote	36	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Robert L. Cosinuke	42	Executive Vice President, President of Global Capabilities
Thomas M. Lemberg	56	Executive Vice President, General Counsel and Strategic Relationships

Jeffrey J. Cote was elected Chief Operating Officer effective January 2003, and as Chief Financial Officer effective January 2001. He joined the Company as Senior Vice President and Controller in February 2000. Prior to joining the Company, Mr. Cote was Corporate Controller of The Monitor Group, a management consulting firm, beginning in 1997. From 1989 to 1997, he was with Ernst & Young LLP, a public accounting firm, in its Tax Audit and National Accounting groups. Mr. Cote received his B.A. and M.A. from Florida Atlantic University. He is a certified public accountant in Massachusetts and Florida.

Robert L. Cosinuke was elected President of Global Capabilities effective January 2003 after serving as President of Digitas’ Boston office from September 2000 to January 2003. He joined the Company in April 1992, was promoted to Senior Vice President in August 1997 and promoted again to Executive Vice President in October 1999. Mr. Cosinuke received his B.A. from Haverford College and his M.B.A. from Harvard Business School. He also serves on the board of directors of eDialog, Inc.

Thomas M. Lemberg joined the Company in July 2001 as Executive Vice President, General Counsel and Strategic Relationships. Prior to his appointment at Digitas, Mr. Lemberg served as Vice President and General Counsel of Lotus Development Corporation, a software company, as Senior Vice President and General Counsel of Polaroid Corporation, an imaging company, and then as Senior Vice President for Global Alliances of Polaroid. Before joining the Company, he was Managing Director and General Counsel of Cambridge Incubator, a development company. Mr. Lemberg holds a B.A. from Princeton University and a J.D. from Yale Law School.

Each of the officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is elected and qualified or until his or her earlier resignation or removal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter (the “Audit Committee Charter”) approved and adopted by the Board. The Audit Committee Charter is attached to this proxy statement as Exhibit A.

The Audit Committee has prepared the following report for inclusion in this proxy statement:

The Audit Committee has reviewed and discussed the Company’s December 31, 2002 audited financial statements with management and with Ernst & Young LLP, the Company’s independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the Audit Committee has also received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standards No. 1 (Independence Discussions with the Audit Committee) and has discussed with Ernst & Young LLP their independence from the Company. The Audit Committee also considered whether the auditors’ provision of non-audit services to the Company is compatible with the independence of Ernst & Young LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

While the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with the Audit Committee Charter, management has primary responsibility for this process including the Company’s system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Company’s independent auditors and not the Audit Committee are responsible for auditing those financial statements.

Respectfully submitted,

The Audit Committee

Gregor S. Bailar

Philip U. Hammarskjold

Arthur Kern

Fees Paid to Independent Auditors

During the year ended December 31, 2002, the Company paid the following fees to Ernst & Young LLP:

Audit Fees	$227,500
All Other Fees:
Audit of Employee Benefit Plans	$10,000
Tax Compliance Matters:	$56,700
Other Fees	$34,827

Total	$329,027

The Audit Committee believes that the provision of the non-audit services above is compatible with maintaining the auditor’s independence.

Security Ownership of Executive Officers and Directors

The table below reflects the number of shares of Common Stock beneficially owned by each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, as well as the chief executive officer, the four other most highly paid executive officers, including one former executive officer, the directors, and all directors and executive officers of the Company as a group as of March 20, 2003. Unless otherwise noted, the business address of the listed beneficial owner is Digitas Inc., 800 Boylston Street, Boston, Massachusetts 02199.

Beneficial Owner(1)	Number of shares of Common Stock	Percent of Class (%)
5% STOCKHOLDERS
H&F Investors III (2)	31,358,723	48.6
One Maritime Plaza, Suite 1200
San Francisco, CA 94111
DIRECTORS AND NAMED EXECUTIVE OFFICERS
David W. Kenny(3)	8,222,245	11.4
Jeffrey J. Cote(4)	195,006	*
Thomas M. Lemberg(5)	76,875	*
Michael D. Ward(6)	857,796	1.3
Michael E. Bronner(7)	7,265,522	11.4
Gregor Bailar	—	—
CapitalOne Financial Corp
2980 Fairview Park Drive
Falls Church, VA 22042
Arthur Kern(8)	493,816	*
John L. Bunce, Jr.(9)	25,246	*
One Maritime Plaza, Suite 1200
San Francisco, CA 94111
Philip U. Hammarskjold(9)	9,322	*
One Maritime Plaza, Suite 1200
San Francisco, CA 94111
Patrick J. Healy(9)	5,149	*
One Maritime Plaza, Suite 1200
San Francisco, CA 94111
All executive officers and directors, as a group (11 persons)(10)	18,252,591	24.6

*	Less than 1%

Table Footnotes

(1)	In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 20, 2002 were deemed to be outstanding. We did not deem such shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)

Includes 27,909,201 shares and warrants that are currently exercisable or will become exercisable within 60 days of March 20, 2003 for 711,906 shares, owned by Hellman & Friedman Capital Partners III, L.P. Includes 2,054,890 shares and warrants that are currently exercisable or will become exercisable within 60 days of March 20, 2003 for 52,416 shares, owned by H&F Orchard Partners III, L.P. Includes 614,632 shares and warrants that are currently exercisable or will become exercisable within 60 days of

March 20, 2003 for 15,678 shares, owned by H&F International Partners III. L.P. Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. announced their intention to tender 30,578,723 shares of Common Stock in the Company’s self-tender offer to purchase 6,426,735 shares of Common Stock. The self-tender offer was commenced on February 25, 2003. As the Company expects that more than 6,426,735 shares will be tendered by all shareholders in the tender offer, the Company anticipates that shares tendered will be subject to pro ration.

(3)	Includes 1,000 shares held by Mr. Kenny, options held by Mr. Kenny that are currently exercisable or will become exercisable within 60 days of March 20, 2003 for 8,129,245 shares, and 92,000 shares held by a trust for the benefit of Mr. Kenny’s minor children of which Mr. Kenny’s spouse is sole trustee and as to which Mr. Kenny disclaims beneficial ownership.

(4)	Includes 7,000 shares held by Mr. Cote and options held by Mr. Cote that are currently exercisable or will become exercisable within 60 days of March 20, 2003 for 188,006 shares.

(5)	Includes options held by Mr. Lemberg that are currently exercisable or will become exercisable within 60 days of March 20, 2003 for 76,875 shares.

(6)	Includes 45,000 shares held by Mr. Ward and options held by Mr. Ward that are currently exercisable or will become exercisable within 60 days of March 20, 2003 for 812,796 shares.

(7)	Includes 4,257,318 shares held by Mr. Bronner and 2,852,204 shares held by the Bronner Irrevocable Trust, a trust for the benefit of Mr. Bronner’s minor children of which Mr. Bronner’s spouse is co-trustee as to which Mr. Bronner disclaims beneficial ownership. Includes options held by Mr. Bronner that are currently exercisable or will become exercisable within 60 days of March 20, 2003 for 156,000 shares. Mr. Bronner and the Bronner Irrevocable Trust announced their intention to tender 6,398,570 shares of Common Stock in the Company’s self-tender offer to purchase 6,426,735 shares of Common Stock. The self-tender offer was commenced on February 25, 2003. As the Company expects that more than 6,426,735 shares will be tendered by all shareholders in the tender offer, the Company anticipates that shares tendered will be subject to pro ration.

(8)	Includes 337,816 shares held by the Arthur Kern Revocable Trust of which Arthur Kern has sole dispositive and voting power and options held by Mr. Kern that are currently exercisable or will become exercisable within 60 days of March 20, 2003 for 156,000 shares.

(9)	Messrs. Bunce, Hammarskjold and Healy are affiliated with Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. H&F Investors III is the sole general partner for Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. The managing general partner of H&F Investors III is Hellman & Friedman Associates III, L.P., which in turn has H&F Management III, LLC and H&F Investors III, Inc. as its general partners, with H&F Investors III, Inc. as its managing general partner. The sole owner of H&F Investors III, Inc. is The Hellman Family Revocable Trust. Messrs. Bunce, Hammarskjold and Healy are members of H&F Management III, LLC. The investment decisions of H&F Investors III, Inc. are made by a ten person executive committee of which Messrs. Bunce, Hammarskjold and Healy are members. While Messrs. Bunce, Hammarskjold and Healy could each be deemed to beneficially own the shares held by Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P., each of them disclaims beneficial ownership except to the extent of his indirect pecuniary interest.

(10)	Includes outstanding options to purchase 10,583,495 shares of Common Stock that are currently exercisable or will become exercisable within 60 days of March 20, 2003.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors consists of Messrs. Kern, Bailar and Healy. Each of the members of the Compensation Committee is a non-employee director of the Company. The Compensation Committee is responsible for approving executive officer compensation and for administering compensation and benefit plans for senior executives. Executive compensation programs are structured to provide overall levels of compensation opportunity that are competitive with the Company’s industry, as well as a broader spectrum of companies of comparable size and complexities. The objectives of the Company’s executive compensation programs are to:

•	attract and retain highly talented executives;

•	link rewards to performance at various levels in the organization including company, unit and individual performance; and

•	drive favorable returns and value for its shareholders.

A mix of compensation components is provided to executives to achieve these objectives with an emphasis on equity-based compensation. The components of the Company’s Executive Compensation Program are base salary, short-term incentive compensation through an annual bonus and long-term incentive compensation through grants of stock options.

Base Salary

Salaries of executive officers are derived through a combination of external and internal factors. Through a comparison of competitive industry practice as well as an assessment of each executive’s performance, scope and impact of his or her job, and the current and historic performance of the Company, Mr. Kenny recommends to the Compensation Committee a base salary for each executive officer. In 2002, base salaries of senior executives were reinstated to the levels established prior to the 2001 salary reduction implemented to assist in cost containment. Salaries of newly hired executive officers reflect what the Compensation Committee believes is competitive and necessary in order to attract truly outstanding individuals instrumental to ensuring the Company’s growth.

Annual Bonus

The purpose of the Executive Annual Bonus Plan is to motivate and reward the Company’s executives for attainment of the Company’s annual financial goals, achievement of financial performance and operating objectives of each executive’s unit, and the individual performance of the executive. Bonus targets are established in the beginning of each year and reflect competitive industry practice. The bonus payable to each executive is adjusted upward or downward from the target based upon actual performance against the performance metrics. Bonuses of Senior Vice Presidents and above, including Executive Officers, are paid in a combination of cash and stock options in order to reinforce the focus on building long-term shareholder value and reduce the emphasis on cash compensation. All bonuses for Senior Vice Presidents and above are reviewed and approved by the Compensation Committee.

Stock Option Plan

The Company’s 2000 Stock Option and Incentive Plan (the “Plan”) provides for grants of non-qualified stock options to all employees of the Company. However, the Plan provides for significant grants to executives of the Company who are in a position to make major contributions to the Company’s growth and profitability. New employees have received grants upon hiring and additional stock options are typically granted when an employee is promoted. During 2002, stock option holdings of senior executives were reviewed and incremental options were granted to certain executives to recognize added responsibilities and expanded roles.

Deferred Compensation Plan

The Company’s Deferred Compensation Plan also assists it in retaining and attracting executive employees by providing them with tax deferred savings opportunities. Under the Deferred Compensation Plan, a select group of management and highly compensated employees, including the Company’s executive officers, may defer up to 100% of their base salary, incentive compensation and option gains.

CEO Compensation

The compensation of Mr. Kenny, who serves as the Company’s Chief Executive Officer, is managed under the same set of compensation objectives and programs as the other executive officers. Similar to other senior executives, in 2002, Mr. Kenny’s base compensation was reinstated to the level established prior to the 2001 salary reduction implemented to assist in cost containment. Mr. Kenny’s annual bonus reflects his accomplishments and strong leadership that resulted in solid Company performance in an uncertain and difficult business environment. Mr. Kenny’s bonus, similar to other senior executives, is paid out in a combination of cash and stock options.

IRS Limits on Tax Deductibility of Compensation

The Securities and Exchange Commission requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code of 1986, under which the Company may not deduct certain forms of compensation in excess of one million dollars paid to an executive officer listed in the Summary Compensation Table unless certain requirements are met. The Committee’s policy is to balance the deductibility of compensation with the need to provide appropriate and competitive financial rewards to Company executives.

Respectfully submitted,

The Compensation Committee

Gregor S. Bailar

Patrick J. Healy

Arthur Kern

Summary Compensation

The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to, the Company’s Chief Executive Officer, the two other most highly compensated executive officers and one former executive officer, each of whom earned in excess of $100,000 in salary and bonus during fiscal year 2002 (the “Named Executive Officers”).

Summary Compensation Table

						Long-term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)		LTIP Payouts ($)	All Other Compensation ($)
David W. Kenny Chairman and Chief Executive Officer	2002 2001 2000	500,000 466,667 500,000	353,000 -0- 343,750	(1)	— — —	— — —	— 265,183 -0-	(3)	— — —	8,240 8,200 5,500	(7) (8) (9)

Jeffrey J. Cote Chief Financial Officer and Chief Operating Officer	2002 2001 2000	300,000 289,375 158,192	137,860 57,578 63,001		— — —	— — —	275,475 277,844 50,000	(4)	— — —	7,104 5,678 6,297	(10) (11) (12)

Thomas Lemberg Executive Vice President: General Counsel and Strategic Relationships	2002 2001	300,000 143,269	98,500 135,962		— —	— —	— 172,500	(5)	— —	6,548 2,470	(13) (14)

Michael D. Ward Former President and Chief Operating Officer	2002 2001 2000	400,000 373,333 400,000	1,160,000 -0- 275,000	(2)	— — —	— — —	— 383,896 -0-	(6)	— — —	8,240 10,200 9,800	(15) (16) (17)

(1)	Aggregate amount consists of one bonus in the amount of $125,000 paid in July 2002 and a second bonus in the amount of $228,000 to be paid in April 2003.

(2)	Aggregate amount consists of one bonus in the amount of $100,000 paid in July 2002 and a second bonus in the amount of $1,060,000 paid in January 2003.

(3)	Options to be granted with respect to Mr. Kenny’s 2002 performance pursuant to the Company’s Executive Compensation Program have not been determined as of the date of this proxy statement. On April 30, 2003 options to purchase Common Stock will be granted to Mr. Kenny equal in value to $72,000 using a Black-Scholes option pricing model calculation.

(4)	Options to be granted with respect to Mr. Cote’s 2002 performance pursuant to the Company’s Executive Compensation Program have not been determined as of the date of this proxy statement. On April 30, 2003 options to purchase Common Stock will be granted to Mr. Cote equal in value to $43,540 using a Black-Scholes option pricing model calculation.

(5)	Options to be granted with respect to Mr. Lemberg’s 2002 performance pursuant to the Company’s Executive Compensation Program have not been determined as of the date of this proxy statement. On April 30, 2003 options to purchase Common Stock will be granted to Mr. Lemberg equal in value to $31,100 using a Black-Scholes option pricing model calculation.

(6)	Options to be granted with respect to Mr. Ward’s 2002 performance pursuant to the Company’s Executive Compensation Program have not been determined as of the date of this proxy statement. On April 30, 2003 options to purchase Common Stock will be granted to Mr. Ward equal in value to $120,000 using a Black-Scholes option pricing model calculation.

(7)	Includes (1) parking expense in the amount of $5,400, (2) insurance premiums in the amount of $840 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Kenny.

(8)	Includes (1) parking expenses in the amount of $4,800, (2) insurance premiums in the amount of $900 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,500 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Kenny.

(9)	Includes (1) parking expenses in the amount of $2,100, (2) insurance premiums in the amount of $900 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,500 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Kenny.

(10	Includes (1) parking expense in the amount of $5,500, (2) insurance premiums in the amount of $604 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Cote.

(11)	Includes (1) parking expenses in the amount of $1,940, (2) insurance premiums in the amount of $630 with respect to a term life insurance policy and (3) matching contributions in the amount of $3,108 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Cote.

(12)	Includes (1) insurance premiums in the amount of $297 with respect to a term life insurance policy and (2) matching contributions in the amount of $6,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Cote.

(13)	Includes (1) parking expense in the amount of $3,900, (2) insurance premiums in the amount of $648 with respect to a term life insurance policy and (3) matching contributions in the amount of $2,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Lemberg.

(14)	Includes (1) parking expenses in the amount of $2,200 and (2) insurance premiums in the amount of $270 with respect to a term life insurance policy paid by the Company on behalf of Mr. Lemberg.

(15)	Includes (1) parking expense in the amount of $5,400, (2) insurance premiums in the amount of $840 with respect to a term life insurance policy, and (3) matching contributions in the amount of $2,000 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Ward.

(16)	Includes (1) parking expenses in the amount of $4,800, (2) insurance premiums in the amount of $900 with respect to a term life insurance policy and (3) matching contributions in the amount of $4,500 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Ward.

(17)	Includes (1) parking expenses in the amount of $2,100, (2) insurance premiums in the amount of $900 with respect to a term life insurance policy and (3) matching contributions in the amount of $6,800 under the Company’s 401(k) Plan paid by the Company on behalf of Mr. Ward.

Option Grants

The following tables set forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Named Executive Officers of the Company during 2002.

Options Granted in Last Fiscal Year

	Individual Grants			Per share Exercise Price ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(1)

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year				5% ($)	10% ($)
Jeffrey J. Cote	25,475 250,000	1.04 10.25	% %	5.52 3.46	3/5/12 12/31/12	88,436 543,994	224,115 1,378,587

(1)	Potential realizable values are based on assumed compound annual appreciation rates specified by the Securities and Exchange Commission. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. The options will have value only if they are exercised, and that value will depend on the share price on the exercise date.

Option Exercise and Option Values

The following table sets forth certain information concerning option exercises by the Named Executive Officers of the Company during the year ended December 31, 2002 and the number and value of unvested options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

Name			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002($)(1)
	Number of Shares Acquired on Exercise	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Kenny	0	0	7,221,433	1,893,750	15,025,333	1,725,750
Michael D. Ward (2)	0	0	1,067,046	641,500	1,259,199	425,815
Jeffrey J. Cote	0	0	164,569	438,750	19,053	40,950
Thomas M. Lemberg	0	0	58,125	114,375	4,050	4,050

(1)	The value of unexercised in-the-money options held at December 31, 2002 represents the total gain which the option holder would realize if he exercised all of the in-the-money options held on December 31, 2002, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $3.46, which is the closing price per share of our Common Stock on the Nasdaq National Market on December 31, 2002, the last trading day of 2002, and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(2)	Mr. Ward resigned from his position as President and Chief Operating Officer effective January 10, 2003.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Bailar, Healy and Kern. None of these individuals was at any time during the year, or at any other time, an officer or employee of the Company. Mr. Healy serves as a Managing Director of Hellman & Friedman LLC, an affiliate of Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. which beneficially owned, in the aggregate, approximately 58.9% of the Company’s outstanding Common Stock, as of December 31, 2002. No executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has or had any executive officer serving as a member of the Company’s Board of Directors or Compensation Committee.

Employment Agreements with Executive Officers

The Company has entered into employment agreements with each of Messrs. Kenny, Cote, Lemberg and Ward. Under the agreements, which are subject to annual review, these executives are entitled to annual base salaries in the following amounts: Mr. Kenny, $562,500; Mr. Cote, $412,500, Mr. Lemberg, $300,000, and Mr. Ward, $400,000. In addition, under each employment agreement the executive is eligible to receive an annual bonus based upon his individual performance and that of the Company.

Each employment agreement has a two-year term which automatically extends for additional one-year terms unless the Company, or the executive, elects not to renew the agreement. Each employment agreement can be terminated during its term by the Company or by the executive. Under Mr. Kenny’s employment agreement he is eligible to receive two years of salary, bonus and group health benefits if the Company terminates his employment without “cause” (as defined in the agreement) or if he terminates his employment because the

Company breached his employment agreement. Under the employment agreements with Messrs. Cote, Lemberg and Ward, each is eligible to receive one year of salary, bonus and group health benefits if the Company terminates his employment without “cause” or if the executive terminates because the Company breached his employment agreement. If, however, the employment agreement is terminated because of the executive’s death, he receives only his base salary for 90 days. If the employment agreement is terminated by the Company for cause, or by the executive without “good reason” (as defined in the agreement), the executive receives only his base salary through the date of termination. In all other cases, the executive receives any unpaid annual bonus for a fiscal year that has already ended, benefits under any long-term disability insurance coverage if termination is due to disability, and vested benefits, if any.

The employment agreements of Messrs. Kenny, Cote, Lemberg and Ward provide additional benefits if, within two years following a corporate change of control (as defined in the agreement), the executive’s employment is terminated, either by the Company without cause or by the executive, due to a material adverse change in his title, duties, status, reporting relationship, authority, responsibilities, or compensation, or if his principal place of employment immediately prior to the change in control is relocated more than 50 miles from such place of employment. Under such circumstances, all unvested stock options held by the executive will become immediately vested. In addition to the vesting of unvested stock options under such circumstances, Messrs. Cote, Lemberg and Ward will receive an additional one year of base salary, bonus and group health benefits.

Mr. Ward’s employment agreement terminated with his resignation on January 10, 2003. Mr. Ward’s employment agreement was amended to provide for payment of a special bonus of $500,000 for his continued employment through December 31, 2002. This special bonus was paid in January, 2003. In the amended employment agreement, Mr. Ward agreed to enter into a consulting agreement with the Company that will pay him $1,000 a month in exchange for his continued availability to the Company through January, 2005, subject to limitations.

Comparison of Stockholder Return

The following performance graph compares the Company’s cumulative total return on its Common Stock since its initial public offering on March 14, 2000 with the total return of the Nasdaq Market Index and a peer group selected by the Company. The following companies selected by the Company comprise a peer group in the Company’s industry: Accenture Ltd., Braun Consulting Inc., DiamondCluster International, Inc., Interpublic Group of Companies Inc., Modem Media, Inc., Omnicom Group Inc., Sapient Corporation, and WPP Group PLC. The comparison assumes the investment of $100 on March 14, 2000 in the Company’s Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

	3/14/00	3/31/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01	3/31/02	6/30/02	9/30/02	12/31/02
DIGITAS INC.	100.00	102.08	67.97	73.96	21.10	19.53	18.33	9.59	16.75	22.83	18.95	9.17	14.42
PEER GROUP INDEX	100.00	103.60	97.58	78.51	78.96	69.34	67.55	48.94	74.85	78.94	50.37	43.38	48.76
NASDAQ MARKET INDEX	100.00	98.83	85.01	78.44	52.71	39.74	46.58	32.35	42.16	39.96	32.05	25.71	29.36

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market, Inc. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by the Company, or written representations from certain Section 16 persons that no Section 16(a) reports were required for such persons, the Company believes that during 2002, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Market Value

On December 31, 2002, the closing price of a share of the Company’s Common Stock on the Nasdaq National Market was $3.46.

Expenses of Solicitation

Cost of Soliciting Proxies

The Company has retained InvestorCom, Inc. to aid in the solicitation of proxies, at an estimated cost of $10,000 plus reimbursement for reasonable out-of-pocket expenses. The Company will also bear the cost of making solicitations from its stockholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers, or employees of the Company and its subsidiaries.

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

Auditor

On March 27, 2002, the Audit Committee of the Board of Directors of Digitas informed Arthur Andersen LLP (“Arthur Andersen”), the Company’s independent public accountants for the fiscal year ended December 31, 2001, of its decision to no longer engage Arthur Andersen as the Company’s independent public accountants. On April 1, 2002, the Company engaged Ernst & Young LLP to serve as the Company’s independent public accountants for the full year ending December 31, 2002. On April 3, 2002, Digitas filed a Form 8-K announcing this change in independent public accountants.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and 2000, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to the Company’s Annual Report on Form 10K for the year ended December 31, 2002 is a copy of Arthur Andersen’s letter, dated March 28, 2002, stating its agreement with such statements.

During the fiscal years ended December 31, 2001 and 2000 and through March 27, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors selected the firm of Ernst & Young LLP, independent auditor for the Company for the fiscal year 2002, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Copies of Annual Report on Form 10-K

Upon request, Digitas will provide a free copy of its 2002 Annual Report on Form 10-K for the fiscal year ended December 31, 2002 to any stockholder of record. If you would like a copy, please call (617) 867-1988 or write to Investor Relations, Digitas Inc., 800 Boylston Street, Boston, Massachusetts 02199. Copies of exhibits to the Annual Report on Form 10-K will be available at a price of $.10 per page.

Submission of Stockholder Proposals for 2004 Annual Meeting

Stockholder proposals intended to be presented at the Company’s 2004 annual meeting of stockholders must be received by the Company on or before December 6, 2003 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary/General Counsel, Digitas Inc., 800 Boylston Street, Boston, Massachusetts 02199.

The Company’s Bylaws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company’s proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company’s Secretary at its principal executive office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, the stockholder must provide written notice not earlier than the close of business on the 120th day prior to the scheduled date of the annual meeting and not later than the later of (i) the 90th day prior to the scheduled date of the annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT BOSTON TIME ON MAY 14, 2003. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

EXHIBIT A

DIGITAS INC.

Charter for the Audit Committee of the Board of Directors

March 2002

Purpose:

•	The primary responsibility of the Audit Committee of the Board of Directors of Digitas Inc. is to assist the Board in fulfilling its responsibilities relating to the Company’s reporting processes by monitoring:

1.	the integrity of the financial statements of the Company;

2.	the internal control environment of the Company;

3.	the compliance by the Company with legal and regulatory requirements; and

4.	the independence and performance of the Company’s independent auditor (“Auditor”).

Membership / Resources:

•	The Committee shall include at least three directors elected by the Board, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, and at least one of whom has past employment experience in finance or accounting or any other comparable experience or background which results in the individual’s financial sophistication.

•	The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

Committee Duties and Operating Policies:

The Committee shall:

•	Evaluate together with the Board the performance of the Auditor and recommend for Board ratification engagement and discharge of the Auditor, which firm is ultimately accountable to the Audit Committee and the Board.

•	Ensure that the Auditor submits an annual, formal, written report regarding the Auditor’s independence consistent with Independence Standards Board—Standard 1; discuss such report with the Auditor and recommend that the Board take appropriate action to oversee the independence of the Auditor.

•	Consider the appropriateness of an internal audit function, and review and approve the appointment of senior internal audit executives. If the Company has an internal audit function, review any significant reports to management prepared by the internal auditors and also review the response of management.

•	Consider, in consultation with the Auditor and management, the audit scope and work plan of the Auditor, and the internal auditor if applicable. Approve the terms of engagement and compensation to be paid to the Auditor. Approve the retention of the Auditor for any non-audit service and the fee for such service.

•	Review, at least quarterly, in executive session with the Auditor, any problems or difficulties the Auditor may have encountered in the course of its work, any restrictions on the scope of activities or access to required information, any disagreements with management and any management letter provided by the Auditor and the Company’s response to that letter.

•	Review, at least quarterly, in executive session with the chief financial officer (and also with the senior internal auditing officer, if the Company has such) any problems or difficulties he may have encountered in carrying out his duties.

1

•	Consider and review with the Auditor and management:

1.	The annual financial statements, including significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

2.	The adequacy of the Company’s internal controls and suggested changes and improvements to the Company’s accounting practices or internal control environment, and management’s responses thereto;

3.	The Company’s major risk exposures to financial statement integrity and internal controls, and the steps taken to monitor and mitigate such exposures;

4.	Major issues regarding and changes to the Company’s auditing and accounting principles and practices, as raised by the Auditor, management or internal auditors;

5.	The effect of any off-balance sheet structures and of proposed regulatory and accounting changes on the Company’s financial statements;

6.	The Company’s quarterly financial statements prior to the announcement of quarterly financial results and the filing of the Company’s Form 10-Q, including the results of the Auditor’s reviews of the quarterly financial statements; and

7.	Any correspondence with regulators and government agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Obtain from management and the Auditor assurance that the Company is in conformity with applicable legal requirements and the Company’s Code of Conduct including, in particular, disclosures of any insider and affiliated party transactions.

•	Obtain from the Auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Report to the Board, at least annually, concerning the activities of the Committee.

•	Advise the Board, at least annually, with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

•	Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

In fulfilling its responsibilities, the Committee shall meet, at least annually, with the chief financial officer, any senior internal auditing executive and the Auditor in separate executive sessions.

While the Committee has the responsibilities and power set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities are the responsibility of management and the Auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the Auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

David W. Kenny	Philip U. Hammarskjold
Chairman of the Board	Chairman of the Audit Committee

2

DIGITAS Inc. | 800 Boylston Street, Boston, MA 02199

[Front of Proxy Card]

DIGITAS INC.

800 Boylston Street

Boston, Massachusetts 02199

Proxy for the 2003 Annual Meeting of Stockholders

May 15, 2003

This Proxy is Solicited on Behalf of the Board of Directors of Digitas Inc.

The undersigned acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2003, and hereby constitutes and appoints Jeffrey J. Cote and Thomas M. Lemberg (the “Proxies”) and each of them as Proxies of the undersigned, each with the power to appoint his substitute and to act alone, and authorizes each of them acting singly, to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Digitas Inc. (the “Company”) held of record by the undersigned on March 20, 2003, at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 15, 2003 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are indicated, this proxy will be voted “FOR” the election of the nominees set forth in Proposal 1. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations may vote this proxy in one of the following ways: (1) call the toll-free telephone number 1-800-PROXIES and follow the instructions; (2) go to the website address www.voteproxy.com and follow the on-screen instructions to vote over the Internet; or (3) mark, sign, date and promptly return this proxy in the postage-paid envelope provided.

The Board of Directors Recommends a Vote FOR Proposal 1

Appearing on the Reverse Side hereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. ELECTION OF DIRECTORS

2.    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1. This proxy also confers discretionary authority with respect to any business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☐ FOR ALL NOMINEES	NOMINEES: O Gregor S. Bailar O Michael E. Bronner O Philip U. Hammarskjold
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and        ☐

indicate your new address in space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date:		Signature of Stockholder Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signee is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.